EXHIBIT 99.1

NEWS RELEASE

AMERICAN EAGLE
OUTFITTERS

Announces Name of New Concept: MARTIN + OSA

Warrendale, PA. October 20, 2005 -- American Eagle Outfitters, Inc. (NASDAQ: AEOS) today introduced MARTIN + OSA (Martin and Osa) as the name of its new casual sportswear retail concept. Targeted to men and women aged 25 to 40, MARTIN + OSA will debut in better shopping centers in the Fall of 2006.

CEO Jim O'Donnell commented, "MARTIN + OSA represents an important long-term growth opportunity for our company. It will give us access to the sportswear market for an entirely new generation of shoppers, outside of AE's 15 to 25 year old target customers. While operating separately from our successful American Eagle brand, MARTIN + OSA will embody the same virtues -- namely excellence in fit, quality and style -- qualities that have made AE a leading specialty retail brand."

Vice Chairman, and inspirational leader of new concept development, Roger Markfield described the brand's style as "a union of everything that is right about classics, denim, and active sportswear. To put it simply, we're using denim and sport inspiration to design fun and sport back into sportswear." Charles and Michele Martin, who were instrumental in the successful launch and creative development of Abercrombie & Fitch, head Men's and Women's Design, respectively. Markfield continued, "Michele and Charles are a powerful team, with a proven track record of creating and evolving a strong lifestyle brand. I have tremendous regard for their talent and their vision for MARTIN + OSA."

MARTIN + OSA President, Ken Pilot explained the derivation of the brand's name and its relevance. "Our brand name evokes the spirit of Martin and Osa Johnson, two enterprising Kansans who were married and chose a life of discovery long before it was fashionable. From 1917 to 1936 -- through their films, photographs, books and lectures -- the Johnsons produced an epic record of life and the great outdoors in some of the most remote areas of the world. Our store environment and merchandise assortments will embody Martin and Osa's classically American spirit of sport, outdoor and adventure for today's generation in constant motion," said Ken. He added, "In addition to Michele and Charles Martin, we have assembled a dynamic leadership team, with extensive experience building and launching specialty lifestyle brands."

American Eagle Outfitters, Inc. (NASDAQ: AEOS) is a leading lifestyle retailer that designs, markets, and sells its own brands of casual sportswear. The American Eagle brand targets 15 to 25 year olds and operates 787 stores in 50 states (including the District of Columbia and Puerto Rico), 71 stores in Canada, and a Web business at www.ae.com. MARTIN + OSA is the company's new sportswear concept, which will target 25 to 40 year old women and men. Visit www.martinandosa.com for information and future updates.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, specifically regarding the opening of our new retail concept. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company's control. Such factors include, but are not limited to the risks that our new concept is not well accepted by customers, that the new brand faces increased competition in the retail marketplace, that the company is not able to attract and retain qualified personnel, including management and designers, and those other risks described in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Company's filings with the Securities and Exchange Commission. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The Company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

Company Contact:
Judy Meehan
724-776-4857